LEGG MASON UNIT INVESTMENT TRUST
                                    SERIES 8
                                TRUST AGREEMENT

                                                      Dated:  February 24, 1998

         This Trust Agreement among Legg Mason Wood Walker, Inc., as Depositor and Evaluator and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Legg Mason Unit Investment Trust, Series 5 and Subsequent Series, Standard Terms and Conditions of Trust, Effective May 23, 1995" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor and Trustee agree as follows:


                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                    PART II
                     SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

                    1. The Securities defined in Section 1.01(22), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

                    2. The fractional undivided interest in and ownership of the Trust represented by each Unit is the amount set forth under "Essential Information - Fractional Undivided Interest Per Unit" in the Prospectus.


                    3. Section 1.01(3) shall be amended to read as follows:

                            "(3) "Evaluator" shall mean Legg Mason Wood Walker,
                    Inc. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

                            All references to Gray, Seifert & Company, Inc. in
                    the Standard Terms and Conditions of Trust shall be amended to refer to Legg Mason Wood Walker, Inc. whose business address for purposes of providing any notice, demand, direction or instruction to the Depositor or Evaluator shall be Legg Mason Wood Walker, Inc., 100 Light Street, Baltimore, Maryland 21203.

                    4. Section 1.01(15) shall be amended to read as follows:

                            "(15) "Initial Date of Deposit" shall have the
                    meaning assigned to it in the Prospectus."

                    5. As the Trust has been established as a grantor trust, any reference in the Standard Terms and Conditions of Trust to taking action or refraining from taking action to ensure that the Trust continues to satisfy the qualifications of a regulated investment company shall be inapplicable.

                    6. Paragraph (b) of Section 2.01 shall be restated in its entirety as follows:

                            "(b)(1) From time to time following the Initial Date
                    of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, (ii) Contract Securities relating to such additional Securities, accompanied by cash and/or Letter(s) of Credit as specified in paragraph (c) of this
                    Section 2.01, or (iii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. Each such deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Trustee and a Supplemental Indenture accompanied by a legal opinion issued by legal counsel satisfactory to the Depositor. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. The Depositor shall deliver the additional Securities which

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                    were not delivered concurrently with the deposit of
                    additional Securities as provided under Section 2.01(b)(1)(ii) or (iii) within 10 calendar days after such deposit of additional Securities (the "Addition Securities Delivery Period"). If a contract to buy such Securities between the Depositor and the seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the monies in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.12. If the Depositor does not take the action specified in Section 3.12 within 10 calendar days of the end of the Additional Securities Delivery Period, the Trustee shall forthwith take the action specified in Section 3.12. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker.

                            (2) Additional Securities (or Contract Securities
                    therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

                            (3) If at the time of a deposit of additional
                    Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or instruct the Trustee to purchase, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible with instructions to acquire such Securities of such issue when they become available.

                            (4) Any contrary authorization in the preceding
                    subparagraphs (1) through (3) notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Securities if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

                            (5) In connection with and at the time of any
                    deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the Trust as of the date of the deposit or receivable by the Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date

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                    occurring prior to the deposit. Such replication will be
                    made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit."

                    7. The first sentence of the first paragraph of Section 5.02 shall be amended to read as follows:

                            "Any Certificate tendered for redemption by a
                    Unitholder or his duly authorized attorney to the Trustee at its corporate trust office in the City of New York, or any Unit in uncertificated form tendered by means of an appropriate request for redemption in form approved by the Trustee shall be paid by the Trustee on the third business day following the day on which tender for redemption is made in proper form (being herein called the "Settlement Date")."


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         IN WITNESS WHEREOF, Legg Mason Wood Walker, Inc. has caused this Trust
Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents, all as of the day, month and year first above written.


                                                 Legg Mason Wood Walker, Inc.

                                                 By  Edmund J. Cashman, Jr.

                                                     __________________________
                                                          Vice President


                                                 The Bank of New York

                                                 By  Jeffrey Bieselin
                                                     __________________________
                                                          Vice President




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                         SCHEDULE A TO TRUST AGREEMENT
                              SECURITIES DEPOSITED

                                       IN

                   LEGG MASON UNIT INVESTMENT TRUST, SERIES 8


(Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth in the Prospectus.)